EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 10K for the year ended December 31, 2012 (the "Report") by Ames National Corporation (the "Company"), the undersigned officer of the Company hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 12th day of March, 2013.

/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)